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                                    EXHIBIT C


                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of October 12, 1999, by and among Kirby Corporation, a Nevada corporation (the "Company"), and the individuals and entities listed on Exhibit A hereto (collectively, the "Stockholders");

                              W I T N E S S E T H:

         WHEREAS, the Company and each of the Stockholders have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of July 28, 1999 relating to the receipt by Stockholders of an aggregate of 4,383,756 shares (including any and all additional shares that may be issued pursuant to the Merger Agreement, the "Shares") of Common Stock, par value $0.10 per share ("Common Stock"), of the Company;

         WHEREAS, in order to induce the Stockholders to enter into the Merger Agreement, the Company has agreed to grant certain registration rights to the Stockholders with respect to the Shares;

         NOW, THEREFORE, in consideration or the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Definitions.

         As used herein, the following terms have the indicated meanings, unless the context otherwise requires:

         "Act" means the Securities Act of 1933, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means a Stockholder who owns Registrable Securities or any permitted transferee thereof who owns Registrable Securities.

         "Registrable Securities" means the Shares and any other securities issued or issuable by the Company with respect to the Shares by way of a stock dividend or other distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization. Any Registrable Securities will cease to be such when (i) a registration statement covering such Registrable Securities has been declared effective by the Securities and Exchange Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities may be distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Act or
(iii) the Company has delivered a new certificate or other evidence of ownership for such Registrable Securities not


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bearing the legend required pursuant to the Merger Agreement and such
Registrable Securities may be resold to the public without restriction under the Act in accordance with Rule 144(k).

         "Selling Holder" means a Stockholder or permitted transferee thereof who is selling Registrable Securities pursuant to a registration statement.

2.       Piggy-Back Registration Rights.

         (a) At any time following one (1) year from the date of this Agreement that the Stockholders in the aggregate own at least 438,376 shares (as adjusted for stock dividends, mergers, etc.) of the Registrable Securities, if the Company proposes to file a registration statement under the Act with respect to an offering by the Company of any class of equity security for cash, including any security convertible into or exchangeable for any equity securities (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the Commission), (ii) a registration statement filed in connection with an exchange offer or an offering of securities solely to the Company's existing security holders or (iii) pursuant to Article 3 hereto), then the Company shall in each case give written notice of such proposed filing to the Holders at least 30 days before the anticipated filing date, and such notice shall offer the Holders the opportunity to register such number of Registrable Securities as each such Holder may request. Upon the written request of any Holder received by the Company within 15 business days after the date of the Company's delivery of its notice to the Holders of its intention to file such a registration statement, the Company shall, subject to the conditions and in accordance with the procedures set forth herein, use reasonable efforts to cause the managing underwriter or underwriters, if any, of a proposed underwritten offering to permit the Registrable Securities requested by the Holder to be included in the registration statement for such offering on the same terms and conditions as any securities of the Company included therein (a "Piggy-Back Registration"). Notwithstanding the foregoing, if the managing underwriter or underwriters of an offering indicates in writing to the Holders who have requested that their Registrable Shares be included in such offering, its reasonable belief that because of the size of the offering intended to be made, the inclusion of the Registrable Securities requested to be included might reasonably be expected to jeopardize the ability to complete the offering of the securities of the Company to be offered and sold by the Company for its own account, then the amount of securities to be offered for the account of the Holders shall be reduced on a pro rata basis with all sellers (whether or not such sellers are Holders) other than the Company to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided however, that in no event shall the amount of securities of the Selling Holders included in the offering be reduced below 15% of the total amount of securities included in such offering. The Company will bear all Registration Expenses (as hereinafter defined) in connection with a Piggy-Back Registration.

         (b) The Company may, without the consent of any Selling Holder, withdraw any registration statement prior to the effectiveness thereof and abandon any proposed offering initiated by the Company, notwithstanding the request of a Holder to participate therein in accordance with this Section if the Company determines that such action is in the best interests of the Company.


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         (c) Notwithstanding anything contained herein to the contrary, the
Company will have no obligation under this Section to register any Registrable Securities unless at least _______ shares (as adjusted for stock splits, stock dividends or similar transaction) of Registrable Securities in the aggregate are requested to be included in such offering.

3.       Demand Registration Rights.

         (a) If at any time following one (1) year from the date of this Agreement the Holders of at least 438,376 shares (as adjusted for stock dividends, mergers, etc.) of the Registrable Securities ("Initiating Holders") make a written request to the Company that the Company effect the registration of such Registrable Securities under the Act, then the Company shall, within 5 business days of the receipt of such request, give written notice of such request to all other Holders, and such notice shall offer the Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a "Demand Registration"). Upon the written request of Holders of the Registrable Securities received by the Company within 10 days after the date of the Company's delivery of its notice to the Holders as described in this Section, the Company will as promptly as reasonably practicable, but in any event within 30 days of receipt of the initial request, prepare and file with the Commission a registration statement ("Demand Registration Statement") covering such proposed sale of all such Registrable Shares requested to be so registered. The Company will bear all Registration Expenses (as hereinafter defined) in connection with a Demand Registration. The underwriter or underwriters for a requested registration shall be selected by the mutual consent of the Company and C. Berdon Lawrence.

         (b) Subject to paragraph (d) below, the Company will use reasonable efforts to have the Demand Registration Statement declared effective by the Commission as soon as practicable after the filing thereof and to maintain the effectiveness thereof for 90 days (or until all Registrable Shares covered thereby have been sold, if such sales are completed before the end of the 90-day period).

         (c) The Company shall only be required to provide two effective Demand Registrations under this Section 4 and shall not be required to effect a Demand Registration within 12 months of the last Demand Registration.

         (d) The Company will be entitled to postpone the filing of the Demand Registration Statement for an aggregate number of days not exceeding 90 days following the effectiveness of a registration statement filed by the Company in connection with an underwritten public offering by the Company of any equity securities within the 60 days preceding the date of the request. The Company shall give prompt written notice to the Holders of any such postponement and shall likewise give prompt written notice to the Holders of termination of such postponement.

         (e) Limitations, Conditions and Qualifications Under Registration Covenants. If, prior to the effectiveness of any registration statement otherwise required to be prepared and filed by the Company pursuant to this
SECTION 3, of the Board of Directors of the Company determines in good faith either (i) that the sale of the Registrable Securities pursuant to such registration statement would require disclosure of material non-public information, the disclosure of which would have a material adverse effect on the Company (an "Information Blackout") or



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(ii) that the Company is required, pursuant to the Exchange Act, to prepare financial statements in connection with a material acquisition or other event (a "Financial Statement Blackout"), and in either such case shall furnish to each holder of Registrable Securities a certificate regarding such determination, then the Company's obligation to effect such registration hereunder shall be deferred for a period not to extend beyond the earliest of (x) the date upon which such material information is disclosed to the public or ceases to be material, in the case of an Information Blackout, or the date on which the preparation of such financial statements is complete, in the case of a Financial Statement Blackout, (y) 90 days after the Company's Board of Directors makes such good faith determination and (z) the date on which the Company files or is required to file (whichever first occurs) with the Commission its next periodic report on Form 10-K or Form 10-Q (or any successor form) under the Exchange Act, in the case of an Information Blackout, or the first date on which the Company is required to file with the Commission a report on Form 10-K, Form 10-Q or Form 8-K under the Exchange Act that includes such financial statements in the case of a Financial Statement Blackout (a "Blackout Period"); provided, that if any such registration statement is effective, the Company may, upon written notice of an Information Blackout or a Financial Statement Blackout, as the case may be, to each holder of Registrable Securities, suspend sales of Registrable Securities pursuant to such registration statement for the Blackout Period; provided, further, that the cumulative duration of all Blackout Periods shall not any event exceed 90 days during any twelve-month period. If the Company shall postpone the filing of a registration statement pursuant to the preceding provisions of this paragraph, holders of Registrable Securities with respect to which registration has been requested and constituting not less that 15% of the Registrable Securities with respect to which registration has been requested and constituting not less that 50% of the Initiating Holders, shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such requested registration shall not be counted for purposes of the requested registrations to which holders of Registrable Securities are entitled pursuant to this SECTION 3.

4.       Restrictions on Public Sale by Holder of Registrable Securities.

         If and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering, each Selling Holder whose Registrable Securities are included in a registration statement agrees not to effect any public sale or distribution of the security being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities (including a sale pursuant to Rule 144 under the Act) during a period not to exceed 90 days (such period to be no longer than as may be required with respect to any officer or director of the Company) beginning on the effective date of a registration statement.


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5.       Registration and Marketing Procedures.

         Whenever the Holders have requested that any Registrable Securities be included in a registration statement, the Company shall (unless such registration statement is not filed or is withdrawn) use reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable, and in connection with any such request, the Company shall (unless such registration statement is not filed or is withdrawn):

         (a) (i) prior to filing a registration statement or prospectus or any amendments or supplements thereto, furnish to each Selling Holder and counsel selected by each Selling Holder copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, (ii) furnish to each Selling Holder, prior to filing a registration statement, copies of such registration statement as proposed to be filed, and thereafter furnish to each Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as any Selling Holder may reasonably require in order to facilitate the disposition of the Registrable Securities owned by the Selling Holder, and (iii) after the filing of the registration statement, promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (b) use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as each Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Selling Holder; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (b), (ii) subject itself to taxation in any such jurisdiction where it is not then so subject or (iii) consent to general service of process in any such jurisdiction;

         (c) use reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holder thereof to consummate the disposition of such Registrable Securities;

         (d) notify the Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Selling Holder any such supplement or amendment;

         (e) enter into or arrange for the furnishing of customary agreements and documents (including an underwriting agreement in customary form) and take such other actions as are



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reasonably required in order to expedite or facilitate the disposition of such
Registrable Securities;

         (f) make available for inspection by each Selling Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Each Selling Holder agrees that information obtained by it as a result of such inspections that is material and deemed confidential shall not be used by it as the basis for any market transactions in securities of the Company unless and until such is made generally available to the public. The Selling Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

         (g) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Act;

         (h) use its reasonable efforts to cause all such Registrable Securities to be quoted on New York Stock Exchange, if the Common Stock is then so quoted, or to be listed on any securities exchange on which the Common Stock is then listed; and

         (i) assist in marketing the offering, including conducting and participating in a roadshow as recommended and scheduled by the underwriters.

         The Company may require the Selling Holder as to which any registration is being effected to furnish to the Company such information regarding the Selling Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration.

         In no event shall the Company be required to amend any registration statement filed pursuant to this Agreement after it has become effective or to amend or supplement any prospectus to permit the continued disposition of shares of Common Stock owned by a Selling Holder registered under any such registration statement beyond the period during which the Company is required to maintain the effectiveness thereof pursuant to the terms of this Agreement.

         Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (d) above, the Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement



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covering such Registrable Securities until the Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (d) above, and, if so directed by the Company, the Selling Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Selling Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Each Selling Holder also agrees to notify the Company of any event relating to the Selling Holder that occurs that would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

6.       Registration Expenses.

         All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on New York Stock Exchange and all securities exchanges on which similar securities issued by the Company are then quoted or listed, marketing expenses including all expenses for travel, hotels and other roadshow expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), securities act liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company, in connection with each registration hereunder (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities (which are hereinafter referred to as "Discounts")) and the reasonable fees and expenses of one counsel for the Selling Holders selected by them, (collectively, the "Registration Expenses") will be borne by the Company in the event of a registration of Registrable Securities. All Discounts shall be borne solely by the Selling Holders.

7.       Indemnification; Contribution.

         (a) Indemnification by the Company. To the extent permitted by applicable law, the Company agrees to indemnify and hold harmless each Selling Holder, its officers, directors, partners and agents and each person, if any, who controls a Selling Holder within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages (whether in contract, tort or otherwise), liabilities and expenses (including reasonable costs of investigation) whatsoever (as incurred or suffered) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims,



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damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on behalf of such Selling Holder expressly for use therein and provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that the Company had previously provided such Selling Holder with such current copy of the prospectus, it was the responsibility of such Selling Holder to provide such person with such current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers, partners and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holder provided in this article or such other indemnification customarily obtained by underwriters at the time of offering.

         (b) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against a Selling Holder (or its officers, directors, partners, attorneys or agents) or any person controlling such Selling Holder in respect of which indemnity may be sought from the Company, the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Selling Holder, and shall assume the payment of all expenses. Each Selling Holder or any controlling person of a Selling Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Selling Holder or such controlling person unless (i) the Company has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both the Selling Holder or such controlling person and the Company, and the Selling Holder or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to such Selling Holder or such controlling person which are different from or additional to those available to the Company (in which case, if such Selling Holder or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Selling Holder or such controlling person) or (iii) the use of counsel chosen by the Company to represent the Selling Holder would present such counsel with a conflict of interest or (iv) the Company shall not have employed counsel satisfactory to the Selling Holder to represent the Selling Holder within a reasonable time after notice of the institution of such action; it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for each Selling Holder, which firm shall be designated in writing by such Selling Holder). The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless



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each Selling Holder and controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Company shall not, without the prior written consent of the Selling Holder, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Selling Holders are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Selling Holder from all liability arising out of such claim, action, suit or proceeding.

         (c) Indemnification by Selling Holders. Each Selling Holder agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Selling Holder, but only with respect to information furnished in writing by the Selling Holder or on the Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against a Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to a Selling Holder, by the preceding paragraph. The Selling Holder also agrees that it will enter into an indemnity agreement to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this paragraph (c). Notwithstanding the foregoing, the liability of a Selling Holder pursuant to this paragraph (c) shall not exceed the aggregate proceeds from the sale of the Registrable Securities actually received by the Selling Holder.

         (d) Contribution. If the indemnification provided for in this article is unavailable to the Company or a Selling Holder in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) as between the Company and such Selling Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and a Selling Holder on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and such Selling Holder on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations and (ii) as between the Company, on the one hand, and a Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and a Selling Holder on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Selling Holder



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bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Selling Holder on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Selling Holder or by the underwriters. The relative fault of the Company on the one hand and of such Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and a Selling Holder shall not be required to contribute any amount in excess of the amount of the total price at which the Registrable Securities of the Selling Holder were offered to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Indemnification Payments. The indemnification and contribution required by this Article shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability are incurred.

8.       Participation in Underwritten Registrations.

         No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required by the Company or managing underwriter under the terms of such underwriting arrangements and this Agreement.



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9.       Rule 144 and Reports.

         The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities
Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

10.      Miscellaneous.

         (a) Binding Effect; Assignability. Unless otherwise provided herein, the provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs and legal representatives and permitted transferees, successors and assigns. The rights and obligations of a Holder hereunder cannot be assigned or transferred without the prior written consent of the Company except (i) by will or intestacy or (ii) to a transferee or assignee who after such transfer or assignment holds at least 438,376 shares (as adjusted for stock dividends, mergers, etc.) of Registrable Securities.

         (b) Amendment. This Agreement may be amended or terminated only by a written instrument signed by the Company and each of the Holders.

         (c) Applicable Law. The internal laws of the State of Texas (without regard to choice of law provisions thereof) shall govern the interpretation, validity and performance of the terms of this Agreement.

         (d) Notices. All notices provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid:

                  (i)      if to the Company, to:

                           Kirby Corporation
                           1775 St. James Place, Suite 200
                           Houston, Texas 77056
                           Attention: J.H. Pyne, President
                           with a copy to:

                           Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 3200
                           Dallas, Texas 75202
                           Attention:  Thomas G. Adler

                  (ii) if to the Stockholders, to the respective addresses set forth on Exhibit A hereto,

                           with a copy to:

                           Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                           Houston, Texas 77002-2778
                           Attention: Eddy J. Rogers, Jr.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.

         (f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect.

                  [SIGNATURES ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed as of the date first above written.



                                        ----------------------------------------

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        STOCKHOLDERS:



                                        ----------------------------------------
                                        C. Berdon Lawrence



                                        ----------------------------------------
                                        Robert B. Egan, Co-Trustee for the
                                        Berdon Lawrence 1999 Retained Annuity
                                        Trust



                                        ----------------------------------------
                                        Eddy J. Rogers, Jr., Co-Trustee for the
                                        Berdon Lawrence 1999 Retained Annuity
                                        Trust



                                        ----------------------------------------
                                        Robert B. Egan, Co-Trustee for the
                                        Berdon Lawrence GST Trusts



                                        ----------------------------------------
                                        Eddy J. Rogers, Jr., Co-Trustee for the
                                        Berdon Lawrence GST Trusts

                                    EXHIBIT A



Name of Stockholder and Address                         Initial Number of Shares
-------------------------------                         ------------------------
Charles Berdon Lawrence (separate property)                            2,831,919
P.O. Box 1343
Houston, Texas 77024

Charles Berdon Lawrence                                                  657,558
P.O. Box 1343
Houston, Texas  77024

Robert B. Egan and Eddy J. Rogers, Jr. as Co-Trustees
  of the Charles Berdon Lawrence GST Trust 1                             219,151
P.O. Box 1343
Houston, Texas  77024

Robert B. Egan and Eddy J. Rogers, Jr. as Co-Trustees                    219,151
  of the Charles Berdon Lawrence GST Trust III
P.O. Box 1343
Houston, Texas  77024

Robert B. Egan and Eddy J. Rogers, Jr. as Co-Trustees                    219,151
  of the Charles Berdon Lawrence GST Trust II
P.O. Box 1343
Houston, Texas  77024

Robert B. Egan and Eddy J. Rogers, Jr. as Co-Trustees                    219,151
  of the Charles Berdon Lawrence GST Trust IV
P.O. Box 1343
Houston, Texas  77024

Robert B. Egan and Eddy J. Rogers, Jr. as Co-Trustees                     17,675
  of the Berdon Lawrence 1999 Retained Annuity Trust
P.O. Box 1343
Houston, Texas  77024

                                                                       4,383,756